Exhibit 10.1

DATED 24 APRIL 2008

F3 TWO, LTD.

(as borrower)

NCL CORPORATION LTD.

(as guarantor)

THE SEVERAL BANKS

(particulars of which are set out in Schedule 1)

(as lenders)

BNP PARIBAS

(as agent)

SECOND SUPPLEMENTAL DEED TO (AMONG OTHER THINGS)

LOAN AGREEMENT

dated 22 September 2006

for the amount of up to EUR662,905,320

post delivery finance for

a passenger cruise vessel having hull no. D33 at the yard of Aker Yards S.A.

STEPHENSON HARWOOD

One St Paul’s Churchyard

London EC4M 8SH

Tel: +44 (0)20 7329 4422

Fax: +44 (0)20 7329 7100

Ref: 1253/45-01178/45-01079/46-01271

CONTENTS

		Page
1	Definitions and Construction	1

2	Amendment of Original Loan Agreement and Other Security Documents	2

3	Conditions Precedent	4

4	Representations and Warranties	5

5	Expenses	6

6	Further Assurance	6

7	Counterparts	6

8	Notices	7

9	Governing Law	7

10	Jurisdiction	7

Schedule 1	The Agent and the Lenders	11

SECOND SUPPLEMENTAL DEED

DATED 24 APRIL 2008

BETWEEN:

(1)	F3 TWO, LTD., a company incorporated in and existing under the laws of Bermuda with registration number EC38768 and with its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as borrower (the “Borrower”);

(2)	NCL CORPORATION LTD. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);

(3)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as lenders (collectively the “Lenders” and each individually a “Lender”); and

(4)	BNP PARIBAS as agent for the lenders (the “Agent”).

WHEREAS:

(A)	By a loan agreement dated 22 September 2006 as amended and restated by a first supplemental deed thereto dated 21 December 2007 entered into between (among others) the Borrower as borrower, the Lenders as lenders and the Agent as agent for (among others) the Lenders (the “Original Loan Agreement”), the Lenders granted to the Borrower a secured loan in the maximum amount of six hundred and sixty two million nine hundred and five thousand three hundred and twenty euro (EUR662,905,320) (the “Loan”) for the purpose of enabling the Borrower to finance (among other things) the construction of the Vessel (as such term is defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by a guarantee and indemnity dated 6 October 2006 as amended and restated by a first supplemental deed thereto dated 21 December 2007 granted by the Guarantor.

(B)	The Borrower and the Guarantor have requested the consent of the Lenders and Coface to the postponement of the Intended Delivery Date.

(C)	The consent of the Lenders and the Agent is given in respect of the above matter on the terms of this Deed which shall be executed as a deed.

NOW THIS DEED WITNESSES as follows:

1	Definitions and Construction

1.1	In this Deed including the preamble and recitals hereto (unless the context otherwise requires) any term or expression defined in the preamble or the recitals shall have the meaning ascribed to it therein and terms and expressions not defined herein but whose meanings are defined in the Loan Agreement shall have the meanings set out therein. In addition, the following terms and expressions shall have the meanings set out below:

“Effective Date” means the date on which the conditions precedent set out in Clause 3.1 are fulfilled to the satisfaction of the Agent; and

“Loan Agreement” means the Original Loan Agreement as amended by this Deed.

1.2	The provisions of Clause 1.2 of the Loan Agreement shall apply hereto (mutatis mutandis).

2	Amendment of Original Loan Agreement and Other Security Documents

2.1	Subject to Clause 3.1, the parties hereto agree that from the Effective Date the Original Loan Agreement shall be read and construed as if:

2.1.1	the calendar date at the end of the definition of “Availability Termination Date” in clause 1.1 of the Original Loan Agreement had been replaced with the calendar date 15 October 2010;

2.1.2	the calendar date at the beginning of the definition of “Intended Delivery Date” in clause 1.1 of the Original Loan Agreement had been replaced with the calendar date 15 October 2010;

2.1.3	the following definition had been inserted in the relevant place, alphabetically, in clause 1.1 of the Original Loan Agreement:

““Permitted Indebtedness” means monies borrowed or raised for the purpose of acquiring a vessel, or refinancing a vessel, for a member of the NCLC Group, other than from any direct or indirect shareholder of the Guarantor:

(a)	prior to the date of this Agreement and notified by the Borrower to the Agent prior to the date of this Agreement;

(b)	hereunder;

(c)	after the date of this Agreement, subject to the provisions of this Agreement, at arm’s length on usual terms and subject to the Guarantor first notifying the Agent with full details of the amount(s) to be borrowed or raised and the Encumbrances to be created to secure the repayment of such monies; and

(d)	Permitted Refinancing Indebtedness.”;

2.1.4	the following definition had been inserted in the relevant place, alphabetically, in clause 1.1 of the Original Loan Agreement:

““Permitted Refinancing Indebtedness” means any monies borrowed or raised at arm’s length on usual terms and other than from any direct or indirect shareholder of the Guarantor which are used to refinance any Permitted Indebtedness including any Permitted Refinancing Indebtedness.”;

2.1.5	the words “or that the parties to any Apollo-Related Transaction that has not been completed by the date referred to above have agreed not to implement that Apollo-Related Transaction” had been inserted at the end of clause 3.1.3(b) of the Original Loan Agreement;

2.1.6	the words “or Encumbrances created in respect of Permitted Indebtedness” had been inserted at the end of clause 9.3.2 of the Original Loan Agreement; and

2.1.7	clause 10.5 (Negative pledge) of the Original Loan Agreement had been replaced with the following:

“10.5	Negative pledge

The Borrower will not create or permit to subsist any Encumbrance on the whole or any part of its present or future assets, except for the following:

10.5.1	Encumbrances created with the prior written consent of the Lenders; or

10.5.2	Permitted Liens,

PROVIDED THAT an Encumbrance constituting a Permitted Lien under any of paragraphs (c), (f) or (i) of the definition of “Permitted Liens” in Clause 1.1 may not be created over any asset which is subject to an Encumbrance constituted by a Security Document relating to this Agreement save with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) and (if appropriate having regard to the nature of the Encumbrance) following the entry by the beneficiary of the Encumbrance into intercreditor arrangements acceptable to the Agent.”.

2.2	Each of the Borrower and the Guarantor hereby confirms to the Lenders and the Agent that with effect from the Effective Date:

2.2.1	all references to the Original Loan Agreement in the other Security Documents to which it is a party shall be construed as references to the Loan Agreement and all terms used in such Security Documents whose meanings are defined by reference to the Original Loan Agreement shall be defined by reference to the Loan Agreement;

2.2.2	the Security Documents to which it is a party shall apply to, and extend to secure, the whole of the Outstanding Indebtedness as defined in clause 1.1 of the Loan Agreement;

2.2.3	its obligations under the Security Documents to which it is a party shall not be discharged, impaired or otherwise affected by reason of the execution of this Deed or of any of the documents or transactions contemplated hereby; and

2.2.4	its obligations under the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended by this Deed.

2.3	Except as expressly amended hereby or pursuant hereto the Original Loan Agreement and the other Security Documents shall remain in full force and effect and nothing herein contained shall relieve the Borrower, the Guarantor or any other Obligor from any of its respective obligations under any such documents.

3	Conditions Precedent

3.1	The amendment of the Original Loan Agreement provided for in Clause 2 is conditional upon and shall not be effective unless and until the Agent has received the following in form and substance satisfactory to the Lenders:

3.1.1	on the date of this Deed:

(a)	one (1) counterpart of this Deed duly executed by the Borrower and the Guarantor;

(b)	a written confirmation from the Process Agent that it will act for the Borrower and the Guarantor as agent for service of process in England in respect of this Deed;

3.1.2	a Certified Copy of a signed addendum to the Building Contract pursuant to which the Borrower and the Builder agree to amend the Intended Delivery Date to 15 October 2010;

3.1.3	Coface’s acceptance in writing of the amendment of the Intended Delivery Date to 15 October 2010;

3.1.4	the following corporate documents in respect of each of the Borrower and the Guarantor (together the “Relevant Parties”):

(a)	Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the respective Relevant Party of its obligations under this Deed;

(b)	a notarially attested secretary’s certificate of each of the Relevant Parties:

(i)	attaching a copy of its Certificate of Incorporation and Memorandum of Association and Bye-Laws (or equivalent constitutional documents) evidencing power to enter into the transactions contemplated in this Deed;

(ii)	giving the names of its present officers and directors;

(iii)	setting out specimen signatures of such persons as are authorised by the Relevant Party to sign documents or otherwise undertake the performance of that Relevant Party’s obligations under this Deed;

(iv)	giving the legal owner of its shares and the number of such shares held;

(v)	attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the issue of any power of attorney to execute the same; and

(vi)	containing a declaration of solvency as at the date of the certificate of the duly appointed officer of the Relevant Party;

or (if applicable) certifying that there has been no change to the statements made in his or her secretary’s certificate last provided to the Agent with respect to paragraphs (i), (ii), (iii), (iv) and (vi) of this Clause 3.1.4(b) and attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the issue of any power of attorney to execute the same; and

(c)	the original powers of attorney, if any, issued pursuant to the resolutions referred to above and notarially attested; and

3.1.5	the issue of such favourable written legal opinions including in respect of Bermuda and the Isle of Man in such form as the Agent may require relating to all aspects of the transactions contemplated hereby governed by any applicable law,

PROVIDED THAT no Event of Default has occurred and is continuing on the Effective Date (subject to Clause 3.2).

3.2	If the Lenders and the Agent, acting unanimously, decide to permit the amendment of the Original Loan Agreement hereby without the Agent having received all of the documents or evidence referred to in Clause 3.1, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of the Effective Date (or such other period as the Agent may stipulate) and the amendment of the Original Loan Agreement as aforesaid shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent or the Lenders any obligation to permit the amendment in the absence of such documents or evidence.

4	Representations and Warranties

4.1	Each of the Borrower and the Guarantor represents and warrants to the Lenders and the Agent that:

4.1.1	it has the power to enter into and perform this Deed and the transactions contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions;

4.1.2	this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

4.1.3	its entry into and performance of this Deed and the transactions and documents contemplated hereby do not and will not conflict with:

(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets,

nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Lenders or the Agent;

4.1.4	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and each of the other documents contemplated hereby and thereby and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect;

4.1.5	all information furnished by it to the Agent or its agents relating to the business and affairs of an Obligor in connection with this Deed and the other documents contemplated hereby and thereby was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading; and

4.1.6	it has fully disclosed in writing to the Agent all facts relating to its business which it knows or should reasonably know and which might reasonably be expected to influence the Lenders and/or the Agent in deciding whether or not to enter into this Deed.

5	Expenses

The Borrower and the Guarantor jointly and severally undertake to reimburse the Agent and the Lenders on demand of the Agent on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal and other advisers) incurred by the Agent and/or the Lenders in respect of the negotiation, preparation, printing, execution, registration and enforcement of this Deed and any other documents required in connection with the implementation of this Deed.

6	Further Assurance

Each of the Borrower and the Guarantor will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to this Deed or any of the documents contemplated hereby or securing to the Agent and/or the Lenders the full benefit of the rights, powers and remedies conferred upon the Agent and/or the Lenders in any such document.

7	Counterparts

This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

8	Notices

8.1	Any notice, demand or other communication (unless made by telefax) to be made or delivered to the Borrower and/or the Guarantor pursuant to this Deed shall (unless the Borrower or the Guarantor has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower and/or the Guarantor c/o/at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steven Martinez). Any notice, demand or other communication to be made or delivered by the Borrower or the Guarantor pursuant to this Deed shall (unless the Agent has by fifteen (15) days’ written notice to the Borrower and the Guarantor specified another address) be made or delivered to the Agent at its office, the details of which are set out in clause 27 of the Original Loan Agreement.

8.2	Any notice, demand or other communication to be made or delivered pursuant to this Deed may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower and the Guarantor is +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP, fax number +1 212 515 3288 (marked for the attention of Mr Steven Martinez) and in the case of the Agent is as recorded in clause 27 of the Original Loan Agreement) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Agent by the Borrower or the Guarantor, shall be signed by the person or persons authorised in writing by the Borrower or the Guarantor (as the case may be) and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by Clause 3 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent to the Borrower and the Guarantor.

8.3	Subject to Clause 8.2, the provisions of clause 27 of the Original Loan Agreement shall apply to this Deed.

9	Governing Law

This Deed shall be governed by English law.

10	Jurisdiction

10.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). Each party to this Deed agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 10.1 is for the benefit of the Lenders and the Agent only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

10.2	Neither the Borrower nor the Guarantor may, without the Agent’s prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower and/or the Guarantor (as the case may be) shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s and/or the Guarantor’s (as the case may be) process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower and/or the Guarantor of all process or other documents connected with proceedings in the English courts which relate to this Deed.

10.3	For the purpose of securing its obligations under Clause 10.2, each of the Borrower and the Guarantor irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 10.2, the Agent may appoint any person (including a company controlled by or associated with the Agent or any Lender) to act as the Borrower’s or the Guarantor’s (as the case may be) process agent in England with the unconditional authority described in Clause 10.2.

10.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower or the Guarantor (as the case may be) of the service of any process or to forward any process to the Borrower or the Guarantor (as the case may be)) shall invalidate any proceedings or judgment.

10.5	Each of the Borrower and the Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Deed.

10.6	A judgment relating to this Deed which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and/or the Guarantor (as the case may be) and may be enforced without review in any other jurisdiction.

10.7	Nothing in this Clause shall exclude or limit any right which the Agent or the Lenders may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed on the day and year first before written.

SIGNED SEALED and DELIVERED as a DEED	)
by Paul A. Turner	)	/s/ Paul A. Turner
for and on behalf of	)	as agent
F3 TWO, LTD.	)
in the presence of:	)

Angelique Round

Trainee Solicitor

One, St Paul’s Churchyard

London, EC4M 85H

SIGNED SEALED and DELIVERED as a DEED	)
by Paul A. Turner	)	/s/ Paul A. Turner
for and on behalf of	)	as agent
NCL CORPORATION LTD.	)
in the presence of:	)

Angelique Round

Trainee Solicitor

One, St Paul’s Churchyard

London, EC4M 85H

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)
BNP PARIBAS	)
as a Lender and the Agent	)	/s/ Julie Clegg
in the presence of:	)	Attorney-in-fact

Angelique Round

Trainee Solicitor

One, St Paul’s Churchyard

London, EC4M 85H

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)
CALYON	)	/s/ Julie Clegg
in the presence of:	)	Attorney-in-fact

Angelique Round

Trainee Solicitor

One, St Paul’s Churchyard

London, EC4M 85H

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)
HSBC FRANCE	)	/s/ Julie Clegg
in the presence of:	)	Attorney-in-fact

Angelique Round

Trainee Solicitor

One, St Paul’s Churchyard

London, EC4M 85H

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)
SOCIETE GENERALE	)	/s/ Julie Clegg
in the presence of:	)	Attorney-in-fact

Angelique Round

Trainee Solicitor

One, St Paul’s Churchyard

London, EC4M 85H

Schedule 1

The Agent and the Lenders